SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):   May 15, 2007
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21433 (Commission File Number)	04-2797789 (I.R.S. Employer Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s telephone number including area code)
N/A

(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 15, 2007, Forrester Research, Inc. (the “Company”) received an additional Staff Determination letter from the Listing Qualifications department of The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with Nasdaq procedures when the Company did not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
On March 16, 2007, the Company announced a delay in filing its Annual Report on Form 10-K for its fiscal year ended December 31, 2006 because of its ongoing investigation of its stock option granting practices. As previously announced on March 19, 2007, the Company received a similar Staff Determination letter stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) due to the delay in the filing of its Form 10-K for the year ended December 31, 2006. On May 3, 2007, the Company appeared at a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) at which it presented a plan for compliance and asked the Panel to grant the Company additional time to comply with Nasdaq listing requirements. Pending a decision by the Panel, the Company’s common stock will remain listed on The Nasdaq Stock Market. The additional staff determination letter states that the failure of the Company to file its Form 10-Q for the first quarter will serve as another deficiency for the Panel to consider in making a decision on the Company’s request.
The press release issued by the Company on May 16, 2007 in connection with this matter is attached hereto as Exhibit 99.1.
Item 9.01:   Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By	/s/ GAIL S. MANN
	Name:	Gail S. Mann
	Title:	Chief Legal Officer

Date: May 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 16, 2007.